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      [LETTERHEAD OF POWELL, GOLDSTEIN, FRAZER & MURPHY LLP APPEARS HERE]



                                 May 27, 1998


SkyTel Communications, Inc.
200 South Lamar Street
Mtel Centre, South Building
Jackson, Mississippi 39201

     Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

     We have served as counsel for SkyTel Communications, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-8 (the "Registration Statement"), of (i) 500,000 shares of common stock, par value $.01 per share (the "Common Stock"), of the Company that may be issued in connection with matching contributions (the "Original Issuance Shares") made under the Company's Section 401(k) Employee Retirement Plan (the "Plan"), and
(ii) an additional 500,000 shares of Common Stock representing shares that may be acquired by the Trustee of the Plan and held for the account of Plan participants.

     We have examined and are familiar with originals or copies (certified, photostatic or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the incorporation of the Company and the adoption of the Plan as we have deemed necessary and advisable.

     In all such examinations, we have assumed the genuineness of all signatures on all originals and copies of documents we have examined, the authenticity of all documents submitted to us as originals and the conformity to original documents of all certified, conformed or photostatic copies. As to questions of fact material and relevant to our opinion, we have relied upon certificates or representations of Company officials and of appropriate state, local and federal officials.

     Based upon and subject to the foregoing and having regard for such legal considerations as we have deemed relevant, it is our opinion that:

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SkyTel Communications, Inc.
May 27, 1998
Page 2


        1.  The Original Issuance Shares have been duly authorized; and

        2. Upon the issuance and delivery of the Original Issuance Shares upon receipt of lawful consideration therefor pursuant to the Plan, such Original Issuance Shares will be validly issued, fully paid and non-assessable.

                We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                    Very truly yours,


                                    /s/ Powell, Goldstein, Frazer & Murphy LLP
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                                    Powell, Goldstein, Frazer & Murphy LLP